Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. COMMON STOCK PURCHASE WARRANT

OLENOX INDUSTRIES INC.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _________________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the five year anniversary of the Effective Date (the “Termination Date”), but not thereafter, to subscribe for and purchase from Olenox Industries Inc., a Delaware corporation (the “Company”), up to [__________]1 shares of common stock, par value $0.01 per share (the “Common Stock”) (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Amended and Restated Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of the date herewith, between the Company, CS Digital Ventures, LLC, and the other parties thereto.

2. Exercise.

(a) Generally. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. For the avoidance of doubt, there is no circumstance that would require the Company to net cash settle this Warrant. For purposes of this Warrant, the term “Trading Day” means any day on which the Nasdaq is open for trading, including any day on which the Nasdaq is open for trading for a period of time less than the customary time.

[1]	Note: Aggregate amount not to exceed 500,000. Seller to provide proportionate amounts for each Holder.

(b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $[____]2, subject to adjustment hereunder (the “Exercise Price”).

(c) Mechanics.

(i) Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder, and otherwise by physical delivery of a certificate representing the Warrant Shares, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares set forth in the Notice of Exercise to the address specified by the Holder in such Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company, and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”); provided that payment of the aggregate Exercise Price is received by the Company by such date. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, Holder shall be entitled to rescind its exercise. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Nasdaq with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share of Common Stock.

[2]	Price will be fixed at $5; $7; and $9, respectively, for each tranche of 500,000 Warrant Shares.

(iv) Charges, Taxes and Expenses. The issuance and delivery of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form, attached hereto as Exhibit B, duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(v) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of all Warrant Shares; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient therefor then, in addition to such other remedies as shall be available to the Holder, the Company shall, to the fullest extent permitted by applicable law, take such corporate action necessary to increase the total number of authorized shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(vi) Closing of Books. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(d) Limitations.

(i) Limitations on Exercise; Prior to Stockholder Approval. Notwithstanding anything to the contrary contained herein, the Corporation shall not issue, and no Holder shall have the right to receive shares of Common Stock upon exercise of this Warrant to the extent that, after giving effect to such issuance, the aggregate number of shares of Common Stock issued or issuable pursuant to (i) the exercise of this Warrant, (ii) the conversion of the Series E Preferred Stock, and (iii) the exercise, conversion or exchange or any other securities issued in the same financing transaction or any related transaction that are required to be aggregated therewith pursuant to Nasdaq Listing Rule 5635(d) (or any successor rule), which would exceed 19.9% of the Corporation’s outstanding shares of Common Stock immediately prior to the closing of such financing transaction (the “Exchange Cap”

(ii) Any exercise otherwise prohibited by this section, shall be automatically reduced such that the number of shares issued upon exercise, together with all other shares previously issued pursuant to the financing transaction, and any related transaction, subject to aggregation under Nasdaq Listing Rule 5635(d), does not exceed the Exchange Cap. Any portion of the exercise amount that cannot be exercised due to the Exchange Cap shall remain outstanding and eligible for exercise following stockholder approval. The Corporation shall not affect any adjustment to the Exercise Price, issue additional securities, or take any other action that would permit the issuance of shares in excess of the Exchange Cap prior to obtaining the requisite stockholder approval.

(iii) Beneficial Ownership Limitations.

(1) Notwithstanding any other provision of this Warrant to the contrary, the Holder shall not have the right to exercise this Warrant, and no share of Common Stock shall be issued or issuable upon delivery of an Exercise Notice, to the extent that, after giving effect to the exercise, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of 4.9% of the number of shares of the Common Stock outstanding of the Company (the “Beneficial Ownership Limitation”). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such applicable Attribution Parties shall include the number of shares of Common Stock issuable upon completion of the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unexercised portion of Common Stock represented by this Warrant and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such applicable Attribution Parties.

(2) the Corporation shall not issue to any Attribution Party any shares of Common Stock issuable upon exercise of this Warrant, to the extent such shares after giving effect to such issuance after exercise and when added to the number of shares of Common Stock issued and issuable upon conversion of any other Convertible Securities held by such Attribution Party would (a) beneficially own in excess of 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to such issuances or (b) control in excess of 9.9% of the total voting power of the Corporation outstanding immediately after giving effect to such issuances that are entitled to vote on a matter being voted on by holders of the Common Stock. For purposes of this Section 10, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock.

(3) Notwithstanding anything herein to the contrary, the Corporation shall not issue to any Attribution Party any shares of Common Stock issuable upon exercise of this Warrant, to the extent such shares after giving effect to such issuance after conversion and when added to the number of shares of Common Stock issued and issuable upon conversion of any other Convertible Securities held by such Attribution Party would (a) beneficially own in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to such issuances (the “Maximum Aggregate Ownership Amount”) or (b) control in excess of 19.9% of the total voting power of the Corporation outstanding immediately after giving effect to such issuances that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Aggregate Voting Amount”).

(4) Except as otherwise set forth in this Section, for purposes of Section 2 beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The limitations contained in this paragraph shall apply to a successor Holder.

3. Adjustments. The number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant remains unchanged as follows:

(a) In the event that, at any time or from time to time after the date of this Warrant, a record date is fixed for the effectuation of a split or subdivision of outstanding shares of Common Stock, then, as of such record date, the number of shares issuable upon exercise of this Warrant shall be appropriately adjusted so that the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding.

(b) In the event that, at any time or from time to time after the date of this Warrant, the Company shall issue any additional shares of Common Stock without consideration or for consideration per share less than the then effective Exercise Price, then, as of such issuance date, the number of shares issuable upon exercise of this Warrant shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding.

(c) In the event that, at any time or from time to time after the date of this Warrant, the Company shall issue any securities convertible into, or entitling the holder to receive, directly or indirectly, shares of Common Stock or rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock (“Common Stock Equivalents”) without consideration or for consideration per share less than the then effective Exercise Price, then, as of such issuance date, the number of shares of Common Stock issuable upon exercise of this Warrant shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase of the aggregate number of shares of Common Stock issuable with respect to such Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time as follows:

(i) The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of such Common Stock Equivalents shall be deemed to have been issued at the time such Common Stock Equivalents were issued;

(ii) In the event of any change in the number of shares of Common Stock deliverable upon conversion, exchange or exercise of such Common Stock Equivalents, the number of shares issuable upon exercise of this Warrant, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change; and

(iii) Upon the termination or expiration of any such Common Stock Equivalents, the number of shares of Common Stock issuable on exercise of this Warrant, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(d) In the event that, at any time or from time to time after the date hereof, a record date is fixed for the effectuation of a combination of outstanding shares of Common Stock, then, as of such record date, the number of shares of Common Stock issuable on exercise of this Warrant shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(e) In the event that, at any time or from time to time after the date hereof, there shall be a reclassification or recapitalization of outstanding shares of Common Stock, to the fullest extent permitted by applicable law, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon exercise would have been entitled on such reclassification or recapitalization. The provisions of this section shall similarly apply to successive qualifying reclassifications or recapitalizations of outstanding shares of Common Stock.

(f) Any adjustment made pursuant to this Section 3 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. The Company shall, upon the written request delivered to the Company at any time by the Holder, furnish or cause to be furnished to such holder a certificate setting forth each adjustment and readjustment made pursuant to this Section.

4. Transfer of Warrant. This Warrant may not be transferred in whole or in part without prior written consent of the Company, which may be withheld in its sole discretion.

5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to this Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the laws of the State of Delaware.

(e) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(f) Notices. Any notice, request or other document required or permitted to be given or delivered hereunder shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(h) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holders of a majority of the Warrant Shares.

(i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(k) Electronic Signatures. Electronic signatures shall suffice as originals for purposes of this Warrant.

[signatures on following page]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Olenox Industries, Inc.

By:
Name:	Michael McLaren
Title:	Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

TO: OLENOX INDUSTRIES INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_________________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_________________________________

_________________________________

_________________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

__________________________________________________________________

Signature of Authorized Signatory of Investing Entity:

__________________________________________________________________

Name of Authorized Signatory:

__________________________________________________________________

Title of Authorized Signatory:

__________________________________________________________________

Date:

__________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase Warrant Shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name (Please Print): _______________________________________________________

Address (Please Print): _____________________________________________________

Phone Number: ___________________________________________________________

Email Address: ___________________________________________________________

Dated: _______________ __, ______

Holder’s Signature: ________________________________________________________

Holder’s Address: _________________________________________________________

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